UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 11, 2013

Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rex C. Bean, a director of Merit Medical Systems, Inc. (the "Company") since 1988 and a member of the Company's Audit, Compensation and Nominating and Corporate Governance Committees, advised the Company's Board of Directors (the “Board”) and Nominating and Corporate Governance Committee (the “Nominating Committee”) that he will not stand for re-election at the Company's annual meeting of shareholders to be held on May 22, 2013.
As contemplated by the Nominating Committee's Charter, the Nominating Committee intends to review the operation and size of the Board, make a recommendation to the Board regarding the most desirable size of the Board and provide the Nominating Committee's assessment of the advisability of nominating an additional director of the Company.
Mr. Bean indicated that his decision not to stand for re-election is for personal reasons and he does not have any disagreement with the Company's management or with its independent public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: April 11, 2013	By:	/s/ Rashelle Perry
Rashelle Perry Chief Legal Officer